EXHIBIT 10.7

AMENDMENT TO

401(k) PLAN

Morgan Stanley & Co. LLC (the “Company”) hereby amends the Morgan Stanley 401(k) Plan (the “Plan”) as follows:

1. Effective January 1, 2012, Section 20(a) of the Plan, Inalienability of Rights, shall be, and hereby is, amended by adding the following at the end thereof:

“Effective January 1, 2012, in the event a domestic relations order is submitted for determination of its status as a QDRO in accordance with this Section 20(a), a ‘QDRO determination fee’ of $750 shall be assessed and allocated among the Participant’s and the alternate payee’s interests under the Plan as follows:

“(1) As provided in such QDRO, or, if not specified;

“(2) If 100% of the Participant’s Account is assigned to the alternate payee, against the interest assigned to the alternate payee; or

“(3) If any portion less than 100% of the Participant’s Account is assigned to the alternate payee, evenly between the Participant and the alternate payee.”

2. Effective at the end of December 31, 2011, Supplement B, Participants Residing in Puerto Rico, shall be, and hereby is, amended by adding the following to the end of Section 7, Amendment and Termination of This Supplement, thereof:

“(c) Cessation of Participation of Puerto Rico Employees. Notwithstanding anything in this Supplement B to the contrary, effective at the end of December 31, 2011, no Puerto Rico Participant shall be entitled or permitted to make or receive any Pre-Tax Contributions, After-Tax Contributions, Catch-Up Contributions, Company Contributions or other contributions or allocations with respect to any Plan Year that commences on or after January 1, 2012. Any amounts held in the Plan attributable to periods prior to January 1, 2012 shall continue to be administered subject to the provisions of the Plan.”

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf as of this 23rd day of December, 2011.

MORGAN STANLEY & CO. LLC

By:	/s/ JEFF BRODSKY
Title:	Global Head of Human Resources

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